UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                       PENNSYLVANIA COMMERCE BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                       PENNSYLVANIA COMMERCE BANCORP, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      Date:   May 19, 2000
                      Time:   9:00 a.m.
                      Place:  Radisson Penn Harris Hotel and Convention Center
                              1150 Camp Hill Bypass
                              Camp Hill, Pennsylvania 17011

Matters to be voted on:

     1. Election of Directors. Election of eight (8) directors to serve until the 2001 annual meeting.

     2. 2001 Directors Stock Option Plan. Approval of our 2001 Directors Stock Option Plan.

     3. Other Business. Any other business properly brought before the shareholders at the meeting.

      You can vote your shares of common stock if our records show that you owned the shares at the close of business on April 3, 2000 (the "Record Date"). Your vote at the annual meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS,


                                       /s/ JAMES T. GIBSON
                                       JAMES T. GIBSON
                                       President

Camp Hill, Pennsylvania
April 20, 2000

                       PENNSYLVANIA COMMERCE BANCORP, INC.

                                 PROXY STATEMENT
                                 April 20, 2000

                               GENERAL INFORMATION

      This proxy statement has information about the annual meeting of shareholders of Pennsylvania Commerce Bancorp, Inc. ("Commerce"). The management of Commerce and Commerce Bank/Harrisburg, N.A. (the "Bank") prepared this proxy statement for the board of directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on or about April 20, 2000.

      We will pay the costs of preparing, printing and mailing the proxy and all related materials. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.

      Our executive offices are located at 100 Senate Avenue, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 975-5630. Our mailing address is P. O. Box 8599, Camp Hill, Pennsylvania 17001-8599.

     Shareholder Proposals for the 2001 Annual Meeting of Shareholders

      If you want to include a shareholder proposal in the proxy statement for the 2001 annual meeting, you must deliver the proposal to Mark A. Zody at our executive offices by December 15, 2000.

      If the date of our next annual meeting is advanced or delayed by more than 30 days from May 18, 2001, we will promptly inform you of the change of the annual meeting and the date by which shareholder proposals must be received.

                                     VOTING

Who can vote?

      You can vote your shares of common stock if our records show that you owned the shares at the close of business on April 3, 2000 (the "Record Date"). A total of 1,648,744 shares of common stock were outstanding on the Record Date and can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote. We will hold the annual meeting if the holders of a majority of the shares of the common stock entitled to vote either sign and return their proxy cards or attend the meeting in person.

      As of the Record Date, management of Commerce beneficially owned a total of 866,760 shares of Commerce common stock.

      As of the Record Date, there were 40,000 shares of Series A Non-Cumulative Preferred Stock ("Preferred Stock") outstanding. Holders of Preferred Stock can not vote at the annual meeting.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed prepaid envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for the election of each of the eight director nominees and for each of the other proposals to be considered at the meeting.

What vote is required?

      All matters to be voted on at the annual meeting, including election of directors, must be approved by the holders of a majority of the shares of common stock entitled to vote.

What if other matters come up at the annual meeting?

      The matters described in this proxy statement are the only matters we know will be voted on at the meeting. If other matters are properly presented at the annual meeting, the proxyholders named in the enclosed proxy card will vote your shares as they see fit.

How are votes counted?

      Our judges of election will manually count all votes which are cast in person or by proxy at the annual meeting.

      Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can change your vote either by:

*   giving Commerce's secretary a written notice revoking your proxy card; or

*   signing, dating and returning to us a new proxy card.

We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting?

       Yes. We encourage you to complete and return the proxy card to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card.

                        ELECTION OF DIRECTORS OF COMMERCE

      The Bylaws of Commerce provide as follows:

          * the board of directors may, from time to time, fix the number of directors;

          * the board will consist of not less than five nor more than 25 directors; and

          *    directors will be elected for a one-year term.

      At the annual meeting, we will nominate the eight persons named in this proxy statement as directors. Although we don't know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

      Shareholders also can nominate persons to be directors. If you want to nominate someone, you must deliver or mail a notice to the Chairman of the Board of Commerce not less than 45 days prior to the date of the annual meeting. Your notice must state your name and residence address and the number of shares of Commerce which you own. Your notice must also contain the following information on each proposed nominee:

          *    the name, address and age of the nominee;

          *    the principal occupation of the nominee;

          * the number of shares of Commerce common stock owned by the nominee; and

          * the total number of shares that, to your knowledge, will be voted for the nominee.

      If you do not follow this procedure, the Chairman of the meeting will disregard your nominations and the judges of election will disregard any votes cast for your nominees.

      The proxyholders named in the proxy card intend to vote for the election of the eight persons listed as director nominees to serve until the 2001 annual meeting. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee is currently a director of Commerce and the Bank.

      The following table shows the name and age of each nominee and the current directors in each class. The table also shows the following information on each nominee and director:

          * business experience, including principal occupation for the past five years;

          * the period during which he or she has served as a director of Commerce; and

          * the number and percentage of outstanding shares of common stock of Commerce which he or she beneficially owned as of the Record Date.

                            Business Experience
                            Including Principal                           Amount and       Percentage
                                Occupation                                 Nature of           of
                                  for the                   Director      Beneficial       Outstanding
Name and Age               Past Five Years                   Since        Ownership 1      Stock Owned
------------              ----------------------             -----        ---------        -----------
Gary L. Nalbandian        Chairman of Pennsylvania            1985         177,890 2        10.34%
  Age 57                  Commerce Bancorp, Inc.,
                          and Commerce
                          Bank/Harrisburg, N.A.,
                          Co-Owner of Commercial
                          Industrial Realty Co. (CIR)
                          Camp Hill, PA

Vernon W. Hill, II 3      Vice Chairman of                    1985         240,104 4        14.47%
  Age 54                  Pennsylvania Commerce
                          Bancorp, Inc. and
                          of Commerce Bank/Harrisburg,
                          N.A., Chairman of the Board/
                          President of Commerce
                          Bancorp, Inc.
                          Cherry Hill, NJ

Douglas S. Gelder         Owner, DSG Development,             1987          16,804 5         1.01%
  Age 50                  Hershey, PA and Partner,
                          Luttrell & Associates,
                          Hershey, PA

Alan R. Hassman           Owner/Operator of                   1985          96,581 6         5.81%
  Age 60                  ARH, Inc.
                          Harrisburg, PA

Howell C. Mette           Attorney-at-Law,                    1985          44,107 7         2.65%
  Age 72                  Mette, Evans & Woodside
                          Harrisburg, PA

Michael A. Serluco        Owner, Consolidated                 1985          61,058 7         3.67%
  Age 59                  Properties
                          Wormleysburg, PA

Samir J. Srouji, M.D.     Physician-Surgeon                   1985          55,083 8         3.32%
  Age 63                  Plastic Surgery, P.C.
                          Camp Hill, PA

James T. Gibson           President/CEO of                    1988          70,311 9         4.12%
  Age 44                  Pennsylvania Commerce
                          Bancorp, Inc.
                          and Commerce
                          Bank/Harrisburg, N.A.



                                       4

1 The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after April 3, 2000. Shares subject to outstanding stock options which an individual has the right to acquire within 60 days after April 3, 2000 are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities.

2 Includes 30,022 shares held by Mr. Nalbandian's individually directed participant account in the CIR Profit Sharing Trust with respect to which Mr. Nalbandian has sole voting power, 8,859 shares held by Mr. Nalbandian as co-trustee of the CIR Profit Sharing Trust with respect to which he shares voting power, 7,293 shares held in trust by Mr. Nalbandian or Dorothy Nalbandian for the benefit of Mr. Nalbandian's children and 250 shares owned by Mr. Nalbandian's wife, Jaimie Nalbandian. Also includes 72,278 currently exercisable Incentive Stock Options.

3 In addition to his capacity with Pennsylvania Commerce Bancorp, Inc. and the Bank, Mr. Hill is a founder of Commerce Bank, N.A., a national bank located in Cherry Hill, New Jersey. He has served as Chairman of the Board and/or President of Commerce Bank, N.A. since 1973 and Chairman of the Board and President of Commerce Bancorp, Inc., a bank holding company which owns 100% of Commerce Bank, N.A. since 1983.

4 Includes 150,885 shares owned by Commerce Bancorp, Inc., of which Mr. Hill is the Chairman of the Board and President. This figure also includes 10,634 shares owned by J. V. Properties, a partnership in which Mr. Hill is one of two partners, 10,634 shares owned by S. J. Dining, a corporation in which Mr. Hill is one of two shareholders, 8,271 shares owned by InterArch, a corporation owned by Mr. Hill's wife, and 2,362 shares owned by Mr. Hill's wife, Shirley Hill. Also includes 10,413 currently exercisable Director Stock Options.

5    Includes 9,005 currently exercisable Director Stock Options.

6 Includes 22,773 shares owned by Mr. Hassman's wife, Gloria Hassman, and 8,938 shares held in trust by Mr. Hassman, as Trustee, for the benefit of his children. Also includes 13,297 currently exercisable Director Stock Options.

7    Includes 13,297 currently exercisable Director Stock Options.

8 Includes 6,590 shares owned by Dr. Srouji's wife, Gillian Srouji, and 10,196 shares held by Dr. Srouji's self-directed participant account in the Plastic Surgery P.C. Profit Sharing Plan. Also includes 12,271 currently exercisable Director Stock Options.

9    Includes 59,755 currently exercisable Incentive Stock Options.

                             PRINCIPAL SHAREHOLDERS

      The following table shows the name, address, amount and nature of beneficial ownership and percent of class of outstanding Commerce common stock of each person who we know beneficially owns more than 5% of Commerce's common stock (as of April 3, 2000).


      Name and Address of          Amount and Nature of         Percent of
      Beneficial Owner             Beneficial Ownership      Outstanding Stock

      Gary L. Nalbandian 1                177,890                 10.34%

      Vernon W. Hill, II 2                240,104                 14.47%

      Commerce Bancorp, Inc.              150,885 3                9.15%

      Alan R. Hassman 4                   96,581                   5.81%


------------------
     1    See footnote 2 on previous page.
     2    See footnote 4 on previous page.
     3    These shares are also reported as beneficially owned by Vernon W.
          Hill, II.
     4    See footnote 6 on previous page.

      The following are all shares owned beneficially by all directors and executive officers as a group:

                                  Amount and Nature of
                                  Beneficial Ownership
 Title of Class                   Direct          Indirect     Percent of Class

 Common Stock and                 640,961          225,799          45.42%
 Exercisable Stock
 Options

 Series A Non-Cumulative                0           40,000           100%
 Preferred Stock

Directors' Compensation

      Each Commerce director received an annual fee of $1,000 plus a monthly fee of $800 for each regular monthly meeting of the board of directors he or she attended in 1999. The annual fee will be the same for 2000 and the meeting fee will be $1,000. Each director who is an active member of the Audit, Real Estate and/or Personnel Committee also receives $100 for each committee meeting he or she attends.

      Additionally, Gary L. Nalbandian received a salary of $95,000 in 1999 for service as Chairman of the Board. Mr. Nalbandian also participated in Commerce's Retirement Savings Plan (which is a 401K Salary Reduction Plan) and was covered by Commerce's Medical Health Insurance Plan.

      1990 Stock Option Plan for Non-Employee Directors

      In 1990, the shareholders of Commerce adopted the 1990 Director's Stock Option Plan.

      A total of 147,744 shares are subject to the plan. Pursuant to the plan, we grant to each director an option to acquire 1,477 shares (as adjusted for stock dividends and splits) on January 15 of each year. The option price is generally the fair market value of the shares at the time we grant the option. Options are not transferable other than by will or laws of descent and distribution. A director can exercise the option only while a director of Commerce or within three months after he or she stops serving as a director. If a director dies within the option period, the director's estate may exercise the option within three months of his or her death.

      A director cannot exercise an option before the earlier of (i) one year from the date the we grant the option, or (ii) a "change in control" of Commerce (as defined in the plan) occurs. Options expire ten years after the date of grant.

      The number of shares subject to options and the option price will be appropriately adjusted if the number of issued shares is decreased or increased by changes in par value, a combination, stock dividend and the like.

      Committees of the Board of Directors

      The Board of Directors of Commerce has established four (4) committees:
      *   the Audit Committee;
      *   the Personnel Committee;
      *   the Real Estate Committee; and
      *   the Executive Committee.

      We do not have a nomination committee but provide for the nomination of directors as described under "ELECTION OF DIRECTORS OF COMMERCE" on page 3 of this proxy statement.

      The board of directors met twelve (12) times during 1999. With the exception of Mr. Vernon W. Hill, II, no director attended fewer than 75% of the total number of meetings of the board and committees on which he or she served. Mr. Hill attended 47% of the meetings of the board and committees on which he served.

Audit Committee

      Members:        Howell C. Mette              Alan R. Hassman
                      Samir J. Srouji              Douglas S. Gelder

      Meetings:       4

      Functions:
          *    Recommend to the board the hiring of the outside auditors;
          * Review the audit of the books and financial statements of Commerce and the Bank;
          * Review and make recommendations to the board regarding the internal auditor's report and the certified public accountants' audit report; and
          *    Review  examination  reports  by  banking  regulators.

Personnel Committee

      Members:        Howell C. Mette              Alan R. Hassman
                      Vernon W. Hill, II           Michael A. Serluco

      Meetings:       1

      Functions:      Review all personnel policies, including compensation of
                      all employees.

Real Estate Committee

      Members:        Gary L. Nalbandian           James T. Gibson
                      Samir J. Srouji              Douglas S. Gelder

      Meetings:       1

      Functions:
          * Review and approve certified real estate appraisers (residential and commercial) retained by Commerce and the Bank; and
          *    Review and approve all potential branch site locations.

Executive Committee

      Members:        Howell C. Mette              Vernon W. Hill, II
                      Gary L. Nalbandian           James T. Gibson
                      Michael A. Serluco

      Meetings:       2

      Functions:      Act between regular board meetings to approve loans.

Transactions with Officers and Directors

      During 1999, the Bank had and expects to have in the future banking transactions in the ordinary course of business with directors, officers, and principal shareholders (and their associates) of Commerce, on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features. The loans to these persons and companies amounted to less than 3% of total loans outstanding at December 31, 1999.

      As was previously indicated, Commerce Bancorp, Inc. ("Bancorp"), owns 9.15% of Commerce's common stock and 100% of Commerce's Series A preferred stock. Bancorp, through its subsidiary, Commerce Bank, N.A., a national bank located in Cherry Hill, New Jersey, provides various services to the Bank including:

*    maintaining the branch LAN network;
*    loan review services;
*    MAC/VISA card production;
*    data processing; and
*    advertising support.

      The Bank also pays insurance premiums and commissions to a subsidiary of Bancorp.

      The Bank paid approximately $344,000 to Bancorp for services provided during 1999. Additionally, the Bank routinely sells loan participations to Commerce Bank, N.A. and at December 31, 1999, approximately $8.6 million of these participations were outstanding.

      Vernon W. Hill, II, a director and 14.47% beneficial shareholder of Commerce, is Chairman of the Board of Bancorp. In 1999, the Bank paid $16,000 to a business owned by Mr. Hill's spouse for interior design services. Also in 1999, this business received commissions of approximately $21,000 on furniture and facility purchases made directly by Commerce. The Bank leases land for one of its branches from a limited partnership in which Mr. Hill is a 20% limited partner. The Bank paid $50,000 on the land lease for 1999.

      Howell C. Mette, a director and 2.65% beneficial shareholder of Commerce, is a partner in the law firm of Mette, Evans and Woodside, which Commerce retained during 1999, and intends to retain during 2000. The law firm received professional fees totaling $149,000 in 1999.

          The Bank leases land for a billboard from Michael A. Serluco, a director and 3.67% beneficial shareholder of Commerce. The Bank paid $24,000 on the lease during 1999.

          The Bank paid commissions of $65,000 in 1999 for real estate services to a company owned by Gary L. Nalbandian, the Chairman of the Board of Commerce and a 10.34% beneficial shareholder.

                                   MANAGEMENT

Executive Officers

      The following table shows name, age, position and the beneficial ownership of common stock of Commerce of each executive officer of Commerce (determined in accordance with the rules and regulations of the SEC). Share information is stated as of April 3, 2000:

                                                                                     Percent
                                                 Amount and Nature of                   of
      Name and Age             Title             Beneficial Ownership 1           Outstanding Stock
      ------------             -----             --------------------             -----------------
      James T. Gibson          President                 70,311                         4.26%
      Age 44                   and Chief
                               Executive
                               Officer of
                               Commerce and
                               the Bank

      Mark A. Zody             Executive                 27,377                         1.63%
      Age 36                   Vice President
                               & CFO of
                               Commerce and
                               the Bank

      Rory G. Ritrievi         Executive                      -                            -
      Age 36                   Vice President of
                               Commerce and the
                               Bank

      Paul N. Lackey           Senior Vice                  269                          .01%
      Age 59                   President of the
                               Bank

1     Includes currently exercisable options to acquire shares of Commerce.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table is a summary of certain information concerning the compensation during the last three fiscal years awarded or paid to, or earned by Commerce's chief executive officer and each of Commerce's other three most highly compensated executive officers during Commerce's last fiscal year.

                                                                    Long Term
                                      Annual Compensation           Compensation

                                                                      Stock
                                                        Other       Underlying
                                                        Annual         Stock        All Other
Name and                                                Compen-       Option         Compen-
Principal Position     Year        Salary     Bonus    sation 1       Grant2         sation 3
James T. Gibson        1999      $200,000    $25,000        -          7,350         $24,257
President & CEO        1998       175,000     30,000        -          6,615          23,028
of Commerce and        1997       152,000     20,000        -          6,945          21,690
the Bank

Mark A. Zody           1999      $ 90,000    $13,000        -          3,675         $ 5,537
Executive Vice         1998        82,000     12,000        -          3,858           5,456
President & CFO        1997        75,000     13,000        -          4,051           5,331
of Commerce
and the Bank

Rory G. Ritrievi       1999      $140,000 4  $20,000 5      -              -               -
Executive Vice         1998             -          -        -              -               -
President of           1997             -          -        -              -               -
Commerce and
the Bank

Paul N. Lackey         1999      $104,000    $ 2,500        -          2,625         $   817
Senior Vice            1998       100,000      2,000        -            882               -
President of           1997             -          -        -              -               -
the Bank

1 The total amount of personal benefits provided by Commerce for any executive officer did not exceed the lesser of (i) $50,000 or (ii) 10% of the salary and bonus of the officer for any of the years referenced. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.

2    Adjusted to reflect the 5% common stock dividend paid on February 18, 2000.

3 Includes (a) life insurance premiums for (i) Mr. Gibson - $7,085 in 1999, $7,056 in 1998 and $7,034 in 1997 and (ii) Mr. Zody - $2,343 in 1999,
     $2,343 in 1998 and $2,658 in 1997;  (b) long-term  disability  premiums for
     (i) Mr. Gibson - $4,172 in 1999, $4,172 in 1998 and $4,172 in 1997 and (ii)
     Mr.  Zody - $1,618  in 1999,  $1,563 in 1998 and  $1,492  in 1997;  and (c)
     contributions by Commerce to the 401(k) Retirement Savings Plan for (i) Mr. Gibson - $2,400 in 1999, $2,400 in 1998 and $2,284 in 1997; (ii) Mr. Zody -
     $1,576 in 1999,  $1,550 in 1998 and $1,181 in 1997;  and (iii) Mr. Lackey -
     $817 in 1999.


                                       10

4 Mr. Ritrievi began employment with Commerce on November 22, 1999. This figure represents his annualized salary.

5    Mr. Ritrievi was paid a $20,000 signing bonus in 1999.

Employee Stock Options

       In 1996, Commerce shareholders adopted the 1996 Employee Stock Option Plan. The plan replaced the 1986 Incentive Stock Option Plan which expired December 31, 1995. We reserved 243,390 shares of common stock for issuance under the plan. The plan will expire on December 31, 2005. The plan allows us to grant incentive stock options (ISO's) and nonqualified stock options (NQSO's). The board of directors will fix the option price for options granted under the plan. The option price for ISOs will not be less than the fair market value of the stock at the date of grant. The option price for NQSOs may be less than 100% of the fair market value of the stock at the date of grant. Options are generally exercisable one year after the date of grant subject to the vesting schedule outlined below, and expire ten years after the date of grant. For purposes of this proxy statement, these employee stock options are sometimes referred to as options or ESOs.

       Optionees may exercise options only to the extent the options are vested. Options vest based either on years of service or upon the period of time the options have been issued, whichever is faster. The vesting schedule is as follows:

Years of Service:
*    up to three (3) years of service - 25% vested;
*    more than three (3) but less that six (6) years of service - 50% vested;
* more than six (6) years but less than eight (8) years of service - 75% vested; and
*    more than eight (8) years of service - 100% vested.

Period of time after grant:

*    more than one (1) year but less than two (2) years - 25% vested;
*    more than two (2) years but less than three (3) years - 50% vested;
*    more than three (3) years but less than four (4) years - 75% vested; and
*    more than four (4) years - 100% vested.

       The plan requires that we adjust the number of shares subject to options and of the option price to reflect changes in the number of outstanding shares caused by events such as stock dividends and splits.

Stock Option Grants

The following table shows:
*    the number of stock options granted to executive officers in 1999;
* the percentage which the executive's options bears in relation to the total options granted to all employees during the year;
*    the option price;
*    the expiration of the option; and
* the potential realizable value of the options assuming certain rates of stock appreciation:


                                  EXECUTIVE STOCK OPTION GRANTS
                                       IN FISCAL YEAR 1999

                     Number of          % of Total
                    Securities            Options      Exercise
                    Underlying           Granted to     or Base                         Grant
                      Options          Employees in      Price                          Date
Name                 Granted 1          Fiscal Year     ($/Sh)1     Expiration Date     Value 2
James T. Gibson         7,350              13.38%        $22.14        11-21-2009       $78,944

Mark A. Zody            3,675               6.69          22.14        11-21-2009        39,472

Rory G. Ritrievi            0                  -              -                -              -

Paul N. Lackey          2,625               4.78          22.14        11-21-2009        25,194

1    Adjusted to reflect the 5% common stock dividend paid on February 18, 2000.

2 We used the Black-Scholes option pricing model to estimate the grant date present value of the options. We are not endorsing the accuracy of this model. All stock option valuation models, including the Black-Scholes model, require a prediction about future stock prices. The assumptions used in calculating the values shown above were expected volatility of .241, a risk-free rate of return of 6.00%, weighted-average expected life of ten years and no cash dividends. The real value of the options will depend upon the actual performance of Commerce common stock during the applicable period.

Stock Option Exercises

The following table shows:

*    all options exercised by each executive officer of Commerce during 1999;
*    the number of shares acquired on exercise;
*    the value realized by the executive officer upon exercise; and
* the number of exercisable and un-exercisable options outstanding for each executive officer, and the value of those options, as of December 31, 1999:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                               Value of
                                                                Number of                    Unexercised
                                                               Unexercised                   In-the-Money
                     Shares Acquired                           Options at                     Options at
    Name               on Exercise      Value Realized 1     End Year 1999 2                End Year 1999 3
                                                        Exercisable  Unexercisable     Exercisable  Unexercisable
James T. Gibson             2,954            $48,823          59,755       7,350         $593,265     $     0

Mark A. Zody                  926             16,487          25,209       3,675          209,951           0

Rory G. Ritrievi                -                  -               -           -                -           -

Paul N. Lackey                  -                  -             220       3,287                -           -

1 Represents the number of shares acquired upon exercise multiplied by the difference between the fair market value of Commerce's common stock on the date of exercise less the exercise price paid by the executive officer.

2 Exercisable ESO's are fully vested. ESO's to vest in the future are reported as unexercisable.

3 The dollar values were calculated by determining the difference between the closing trading price of Commerce Common Stock at December 31, 1999, which was $20.95 per share (adjusted for the 5% common stock dividend paid on February 18, 2000), and the option price of each ESO as of December 31, 1999.

                        REPORT OF THE PERSONNEL COMMITTEE

      Only outside non-employee directors serve on the Personnel Committee. The Personnel Committee reviews, and submits to the full board of directors for approval, management's recommendations regarding officers and other employees compensation.

      We seek to attract and retain superior talent, reward performance and align the interests of our executive officers with the long-term interests of our shareholders. Our executive officers receive compensation packages consisting of base salary, annual performance bonus, annual stock option grants and various employee benefits including contributions under Commerce's 401(k) Retirement Savings Plan. The Personnel Committee bases its recommendations for compensation on objective factors and its subjective evaluation of the individual's performance.

      The Personnel Committee sets base salary levels for our executive officers to be competitive with those offered by a peer group of institutions similar to Commerce. In reviewing base salaries, the Personnel committee also considers individual experience and performance.

      We award annual performance bonuses to provide direct cash incentives to executive officers and other key employees. In evaluating Commerce's financial performance, the Personnel Committee considers budgets set by the board as well as the performance of a peer group of institutions similar to Commerce.

      We award stock options to encourage officers and other key employees to remain employed with Commerce by providing them with a long term interest in Commerce's overall performance. In granting stock options, the Personnel Committee considers prior stock option grants, the executive's level of compensation and the executive's past contributions to Commerce.

      James T. Gibson, President and CEO of Commerce and the Bank, received a base salary of $200,000 in 1999. Mr. Gibson also received a performance bonus of $25,000.

      You can see more information about the compensation paid to Commerce's executive officers in the Summary Compensation Table on page 10 of this proxy statement.

                                        PERSONNEL COMMITTEE

                                        Alan R. Hassman
                                        Howell C. Mette
                                        Vernon W. Hill, II
                                        Michael A. Serluco

Personnel Committee Interlocks and Insider Participation

      Howell C. Mette is a partner in the firm of Mette, Evans and Woodside which we retained during 1999 and which we intend to retain during 2000.

      Vernon W. Hill, II is Chairman of the Board and President of Commerce Bancorp, Inc. which provides various services to Commerce.

      Michael A. Serluco owns a company which leased land to the Bank in 1999 for a billboard owned.

      You can see more information about these transaction under "Transactions with Officers and Directors on page 8 of this proxy statement.

Financial Performance

      The following graph shows the yearly percentage change in Commerce's cumulative total shareholder return on its common stock from December 31, 1994 to December 31, 1999 compared with the cumulative total return of a NASDAQ Regional Peer Bank Index and the NASDAQ Composite Market Index.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

      Pennsylvania Commerce Bancorp, NASDAQ Regional Peer Bank Index, NASDAQ Composite Market Index Year-End 1995 to Year-End 1999



                               [GRAPHIC OMITTED]


                NASDAQ Bank Index       NASDAQ Composite Index       COBH
  1994                   100                        100                100
  1995                144.81                     139.92             114.21
  1996                182.69                     171.69             190.53
  1997                298.85                     208.83             281.97
  1998                263.68                      291.6             301.28
  1999                242.63                     541.16             244.26



            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Our directors and executive officers must file reports with the SEC indicating:

*   the number of shares of Commerce common stock they beneficially own; and

*   changes in their beneficial ownership.

      To the best of our knowledge, our directors and executive officers filed all required reports in 1999.

      APPROVAL OF DIRECTORS STOCK OPTION PLAN

      At the annual meeting, you will be asked to vote to approve the 2001 Directors Stock Option Plan. We recommend that you vote for it. A copy of the plan is attached to this proxy statement as Appendix "A."

Vote Required

      If a majority of the shares of common stock entitled to vote at the meeting are voted for the plan, the plan will be approved.

Summary of the Plan
      Here is a summary of the significant terms of the plan approved by the Board of Directors:

Total Number of
    Shares Covered.........................  100,000

Administration.............................  The Personnel Committee or another committee designated by the board will administer the plan.

Eligible Persons...........................  Non-employee directors of Commerce.

Exercise Price.............................  Generally the fair market value of Commerce's common stock on the date we grant the option.

Terms of Options...........................  Generally 10 years, but could be a shorter period.

Vesting of Options.........................  Options granted under the plan generally will not be subject to vesting schedules.  The holder of an option may exercise the option one (1) year after the date of grant.

Exercise of Options........................  The holder of an option can pay the exercise price of the option in cash, or at the board's or the committee's
                                             discretion, with Commerce common stock (valued at the
                                             closing price of the common stock on the exercise date) or a combination of cash and Commerce stock.

Transferability............................  Options are not transferable except by will or by intestate succession.

Acceleration of
  Vesting Options..........................  If a Change of Control of Commerce (as defined in the plan)
                                             occurs, the options will vest immediately and become
                                             exercisable in full unless we determine otherwise.

Term of Plan...............................  The Plan will expire on December 31, 2010, unless we terminate it earlier.

      Federal Income Tax Consequences to Option-Holders

      Options granted under the plan will be non-qualified stock options. An option-holder generally will not recognize any taxable income when we grant the option. When the option-holder exercises the option, he or she will recognize ordinary income for tax purposes equal to the excess of the fair market value of the shares over the exercise price. When the option-holder resells the stock, he or she will recognize capital gain or loss equal to any difference between the sale price and the exercise price to the extent not recognized as ordinary income as provided above. We are entitled to take a deduction in the amount of ordinary income recognized by the option-holder.

      This is only a summary of the federal income tax consequences of the grant and exercise of options under the plan. It is not a complete statement of all tax consequences. In particular, we have not discussed the income tax laws of any municipality, state, or foreign country where an optionee resides.

                                 OTHER BUSINESS

      At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

                              INDEPENDENT AUDITORS

      Our independent auditors during 1999 were Beard & Company, Inc., 320 East Market Street, Harrisburg, PA 17101. Based upon the recommendation of the Audit Committee, the board of directors has selected Beard & Company, Inc. to be our independent auditors for 2000. We expect a representative of Beard & Company, Inc. to attend the annual meeting, to have the opportunity to make a statement, if he or she so desires, and to be available to respond to appropriate questions.

                             FORM 10-K ANNUAL REPORT

      You can obtain a copy of the Commerce Form 10-K Annual Report for the year ended December 31, 1999 at no charge by writing to:
                            Deborah Miller, Shareholder Relations
                            Pennsylvania Commerce Bancorp, Inc.
                            P.O. Box 8599
                            Camp Hill, PA 17001-8599

                                 RETURN OF PROXY

      You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ JAMES T. GIBSON
                                 JAMES T. GIBSON
                                 President

Camp Hill, Pennsylvania
April 20, 2000

                                  APPENDIX "A"
                        2001 DIRECTORS STOCK OPTION PLAN
                       PENNSYLVANIA COMMERCE BANCORP, INC.


1.    Purpose of Plan

      The purpose of this Plan is to enable Pennsylvania Commerce Bancorp, Inc. (hereinafter referred to as the "Company") to continue to attract and retain nonemployee Directors with outstanding abilities by making it possible for them to purchase shares of the Company's Common Stock on terms which will give them a direct and continuing interest in the future success of the Company's business.

2.    Definitions

      "Company" means Pennsylvania Commerce Bancorp, Inc., a Pennsylvania business corporation.

      "Committee of the Board" means a committee established by the Board consisting of three or more members of the Board. The Personnel Committee may be this committee.

      "Director" means a Director of the Company who is not regularly employed on a salary basis by the Company or its subsidiary, Commerce Bank/Harrisburg, N.A.

      "Shares" means shares of Common Stock of the Company.

      "Board" means the Board of Directors of the Company.

      "Optionee" means a person to whom an option has been granted under this Plan which has not expired or been fully exercised or surrendered.

3.    Limits on Options

      The total number of shares for which options may be granted under this Plan shall not exceed in the aggregate 100,000 shares. This number shall be appropriately adjusted if the number of issued shares shall be increased or reduced by change in par value, combination, or split-up, reclassification, distribution of a dividend payable in stock, or the like. The number of shares previously optioned and not theretofore delivered and the option prices therefor shall likewise be appropriately adjusted whenever the number of issued shares shall be increased or reduced by any such procedure after the date or dates on which such shares were optioned. Shares covered by options which have expired or which have been surrendered may again be optioned under this Plan.

4.    Adjustment of Options

      The number of shares optioned from time to time to individual Optionees under the Plan, and the option prices therefor, shall be appropriately adjusted to reflect any changes in par value, combination, split-up, reclassification, distribution of dividend payable in stock, or the like.

5.    Granting of Options

      The Board, or if the Board so determines, the Committee of the Board, is authorized to grant options to Directors pursuant to this Plan during the calendar year 2001 and in any calendar year thereafter to December 31, 2010, but not thereafter. The number of shares, if any, optioned in each year, the Directors to whom options are granted, and the number of shares optioned to each Director selected shall be wholly within the discretion of the Board or the Committee of the Board. If the Board acts, however, it shall do so only upon the advice and recommendation of the Committee of the Board upon all matters relating to the granting of options and the administration of this Plan, including determination of the rights and obligations of the Optionees. Any options granted in a given year shall be granted on January 15 of that year.

6.    Terms of Stock Options

      The terms of stock options granted under this Plan shall be as follows:

              (a) The option price shall be fixed by the Board or the Committee of the Board but shall in no event be less than 100% of the fair market value of the shares subject to the option on the date the option is granted. The fair market value of the shares shall be the average of the high and low sale prices of the Common Stock as reported on the NASDAQ Small Cap Market System on the trading day immediately preceding the date of grant or the closest preceding date if there are no high and low sale prices available on that date. If there are no high and low sale prices available for the Common Stock for the 30 trading days preceding the applicable grant date, then the Board of Directors shall make a determination of the option price on the basis of information which it determines best reflects current fair market value.

              (b) Options shall not be transferable otherwise than by will or by the laws of descent and distribution. No option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

              (c) Each option shall expire and all rights thereunder shall end ten (10) years after the date on which it was granted, subject in all cases to earlier expiration as provided in paragraphs (d), (e) and (f) of this Section 6 in the event a Director ceases to serve as such or dies.

              (d) During the lifetime of an Optionee, his/her option shall be exercisable only by him/her and only while a Director of the Company or within that period of time after he/she otherwise ceases so to serve as determined by the Board of Directors (but in any event not later than the end of the period specified in paragraph (c) of this, Section 6).

              (e) If an Optionee dies within a period during which his/her option could have been exercised by him, his/her option may be exercised within three months after his/her death (but not later than the end of the period specified in paragraph (c) of this Section 6) by those entitled under his/her will or the laws of descent and distribution, but only if and to the extent the option was exercisable by him/her immediately prior to his/her death.

              (f) If Optionee is removed as a Director for any of the reasons specified in Section 1726(b) of the Pennsylvania Business Corporation Law of 1988, all options theretofore granted to the Optionee preceding such removal shall be forfeited by Optionee and rendered unexercisable.

              (g) Subject to the foregoing terms and to such additional or different terms regarding the exercise of the options as the Board or the Committee of the Board may fix at the time of grant, options may be exercised in whole or in part from time to time.

7.    Exercise of Options

      No option granted under this Plan may be exercised before the first to occur of (i) one year from the date of option grant, or (ii) a Change in Control of the Company. Thereafter, options may be exercised in whole, or from time to time in part, for up to the total number of shares then subject to the option, less the number of shares previously purchased by exercise of the option.

8.    Change in Control

      For the purposes of this Agreement, a Change in Control with respect to any Optionee shall be deemed to have occurred when any of the following events shall have occurred without the prior written consent of such Optionee:

              (a) A change in identity of at least four (4) members of the Board of Directors or the addition of four (4) or more new members to the Board of Directors, or any combination of the foregoing, within any two (2) consecutive calendar year periods.

              (b) A person or group acting in concert as described in Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") proposes to hold or acquire beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act of a number of voting shares of the Company which constitutes either more than 50%, of the shares which voted in the election of Directors of the Company at the Shareholder's Meeting immediately preceding such determination, or (ii) more than 50% of the Company's outstanding voting shares. The term "proposes to hold or acquire"shall mean the right of a person or group to acquire or merge (whether such right is exercisable immediately or only after the passage of time, or upon the receipt of such regulatory approvals as are required by applicable law) pursuant to an agreement, arrangement or understanding (whether or not in writing) or upon the exercise or conversion of rights, exchange rights, warrants or options, or otherwise.

              (c) A person or group acting in concert as described in Section 13(d)(2) of the Exchange Act has commenced a tender or exchange offer with respect to the voting shares of the Company or securities convertible or exchangeable into voting shares of the Company.

              (d) A person or group acting in concert as described in Section 13(d)(2) of the Exchange Act has the right to vote shares of the Company pursuant to any agreement, arrangement or understanding (whether or not in writing), either (i) more than 50% of the shares which voted in the election of Directors of the Company at the Shareholder's Meeting immediately preceding such determination, or (ii) more than 50% of the Company's outstanding voting shares; provided, however, that such person or group acting in concert, shall not be deemed to have acquired such shares if the agreement, arrangement or understanding to vote such securities rises solely from a revocable proxy given in response to a Proxy Solicitation by management of the Company in connection with the Annual Meeting of the Shareholders of the Company.

9.    Reorganization of the Company

      In the event that the Company is succeeded by another corporation or Company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor corporation or Company shall assume the outstanding options granted under this Plan or shall substitute new options for them.

10.   Delivery of Shares

      No shares shall be delivered upon the exercise of an option until the option price has been paid in full in cash or, at the discretion of the Board or the Committee of the Board, in whole or in part in the Company's Common Stock owned by the Optionee valued at fair market value on the date of exercise. If required by the Board, no shares will be delivered upon the exercise of an option until the Optionee has given the Company a satisfactory written statement that he/she is purchasing the shares for investment and not with a view to the sale or distribution of any such shares.

11.   Administration

      The Board or the Committee of the Board may make such rules and regulations and establish such procedures as it deems appropriate for the administration of this Plan. In the event of a disagreement as to the interpretation of this Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Board or the Committee of the Board (excluding, however, the Director(s) affected by such dispute or disagreement) shall be final and binding upon all persons in interest, including the Company and its shareholders.

12.   Reservation of Shares

      Shares delivered upon the exercise of an option shall, in the discretion of the Board or the Committee of the Board, be either shares heretofore or hereafter authorized and then unissued, or previously issued shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Company shall be under no obligation to reserve or to retain in its treasury any particular number of shares at any time, and no particular shares, whether unissued or held as treasury shares, shall be identified as those optioned under this Plan.

13.   Amendment of Plan

      The Board may amend this Plan from time to time as it deems desirable.

14.   Termination of the Plan

      The Board may, in its discretion, terminate this Plan at any time prior to December 31, 2010, but no such termination shall deprive Optionees of their rights under their options.

15.   Effective Date

      This Plan shall become effective on January 1, 2001, and options hereunder may be granted at any time on or after that date.

                                      PROXY

                       PENNSYLVANIA COMMERCE BANCORP, INC.
                                100 Senate Avenue
                               Camp Hill, PA 17011
                            Telephone: (717) 975-5630
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                DIRECTORS OF PENNSYLVANIA COMMERCE BANCORP, INC.

The undersigned hereby appoints Alan R. Hassman and Douglas S. Gelder as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Pennsylvania Commerce Bancorp, Inc. held of record by the undersigned on April 3, 2000 at the Annual Meeting of Shareholders to be held on May 19, 2000.

1.   ELECTION OF DIRECTORS:
               For all Nominees Listed Below [ ]         Withhold Authority [ ]
               (except as indicated below)

  Gary L. Nalbandian, Vernon W. Hill, II, Douglas S. Gelder, Alan R. Hassman,
   Michael A. Serluco, Howell C. Mette, Samir J. Srouji, M.D., James T. Gibson

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

           -----------------------------------------------------------

                               (see reverse side)

                           PLEASE SIGN ON REVERSE SIDE

2.   TO APPROVE OUR 2001 DIRECTORS STOCK OPTION PLAN.
                 FOR [ ]           AGAINST [ ]         ABSTAIN [ ]

3.   OTHER BUSINESS:
     Take action on other business which may properly come before the meeting.
                 FOR [ ]           AGAINST [ ]         ABSTAIN [ ]

     The shares represented by this proxy will be voted as specified. If no specification or direction is made, they will be voted for the election of the directors, for the 2001 Directors Stock Option Plan and for any other business in accordance with the recommendations of management. This proxy may be revoked prior to its exercise.

Dated this       day of      ,2000                                       (SEAL)
                                    -------------------------------------------
                                    Signature

                                                                         (SEAL)
                                    -------------------------------------------
                                    Signature

                                    When shares are held by joint tenants,  both
                                    should   sign.   If  signing  as   attorney,
                                    executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.

Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope. No postage is necessary if mailed in the United States in the enclosed self-addressed envelope.